SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 28, 2005

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road
Dallas, Texas 75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement.

ITEM 2.03     Creation of a Direct Financial Obligation.

On January 28, 2005, Tenet Healthcare Corporation closed a private placement offering of $800 million of 9.25% senior notes due 2015.  The company priced the notes at 98.406% of par.  Tenet intends to use the proceeds of the offering to repurchase or redeem its remaining outstanding senior notes due in 2006 and 2007, and for general corporate purposes.  In connection with its offering, Tenet and The Bank of New York, as trustee (the “Trustee”), entered into a supplemental indenture (the “Eighth Supplemental Indenture”) to the Indenture dated as of November 6, 2001 (the “Indenture”), between Tenet and the Trustee.  The covenants under the Indenture and Eighth Supplemental Indenture governing the new issue are identical to the covenants governing Tenet’s other outstanding bond issues.  The Eighth Supplemental Indenture will be attached as an exhibit to Tenet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D Farber,
Chief Financial Officer

Date: January 28, 2005